UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2006

APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, California (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        Appointment of New Director. On November 27, 2006, Apria issued a press release announcing the appointment of Norman C. Payson, M.D. to its Board of Directors, effective as of November 20, 2006. Dr. Payson is currently a Director of Medicine in Need Corporation, a charitable biotechnology drug development company. He is also Chairman of the Board of Concentra, a company that specializes in occupational health. He was Chief Executive Officer of Oxford Health Plans from 1998 through 2002. Prior to joining Oxford Health Plans, he co-founded and was CEO of Healthsource, Inc. from 1985 through 1997. He is a graduate of the Massachusetts Institute of Technology and received his medical degree from Dartmouth Medical School.

         Dr. Payson was appointed to Apria’s Board for a term which is scheduled to expire at the company’s annual meeting of stockholders on May 4, 2007. Any committee assignments for Dr. Payson will be determined at a Board of Directors meeting scheduled to be held on December 8, 2006.

         On November 20, 2006, Dr. Payson entered into Apria’s standard non-employee director indemnity agreement, a form of which is filed as an exhibit to Apria’s Form 8-K filed with the Securities and Exchange Commission on March 14, 2006.

        A copy of the press release announcing the appointment of Dr. Payson is attached hereto as Exhibit No. 99.1.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits:
	Exhibit Number 99.1	Reference Press release issued by Apria on November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
November 27, 2006	/s/ ROBERT S. HOLCOMBE Robert S. Holcombe Executive Vice President, General Counsel and Secretary